UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 24, 2013 (October 21, 2013)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	333-189876	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Caesars Growth Partners Transaction

On October 21, 2013, Caesars Entertainment Corporation (“Caesars”) distributed to its stockholders as of the record date (October 17, 2013) subscription rights to purchase common stock of Caesars Acquisition Company (“CAC”) in connection with a rights offering (the “Offering”), as previously described in CAC’s Registration Statement on Form S-1 (File No. 333-189876).

On October 21, 2013, (i) CAC, Caesars Growth Partners, LLC (“Growth Partners”) and Caesars and its subsidiaries consummated the Contribution Transaction (as defined below), (ii) affiliates of Apollo Global Management, LLC (“Apollo”) and affiliates of TPG Global, LLC (“TPG” and, together with Apollo, the “Sponsors”) exercised their basic subscription rights in full to purchase $457.8 million worth of CAC’s Class A common stock at a price of $8.64 per whole share and CAC used such proceeds to acquire all of the voting units of Growth Partners and (iii) Growth Partners used the proceeds to consummate the Purchase Transaction (as defined below). In connection with the Purchase Transaction and the Contribution Transaction, CAC and Growth Partners entered into agreements with Caesars Entertainment Operating Company, Inc. (“CEOC”) and its subsidiaries to provide certain corporate services and back-office support and business advisory services to CAC, Growth Partners and their subsidiaries as described below (such agreements collectively, together with the Purchase Transaction and Contribution Transaction, the “Transactions”).

In connection with the consummation of the Transactions on October 21, 2013, Caesars contributed all of the shares of Caesars Interactive Entertainment, Inc.’s (“CIE”) outstanding common stock held by a subsidiary of Caesars and approximately $1.1 billion in aggregate principal amount of senior notes (the “CEOC Notes”) previously issued by CEOC that are owned by another subsidiary of Caesars in exchange for non-voting units of Growth Partners (collectively, the “Contribution Transaction”, and these assets, the “Contributed Assets”). The Contributed Assets had an agreed aggregate value of approximately $1.304 billion after certain value-related adjustments for the CEOC Notes. This agreed valuation is subject to potential increase by up to $225.0 million based on earnings from CIE’s social and mobile games business exceeding a specified amount in 2015, which would be conveyed to Caesars or its subsidiaries in the form of additional non-voting units of Growth Partners or Class B common stock of CAC. If prior to July 21, 2014, Growth Partners sells or agrees to sell all of its interests in CIE (or any of its component parts) to any third party other than Caesars, then Caesars will receive concurrent with the closing of such sale, that number of additional non-voting units of CAC that would have been issued to Caesars if the value of CIE (or any of its component parts) at the time of contribution to Growth Partners were increased by the difference between such third party sale price and the applicable valuation price of $525 million as it relates to CIE (or any of its component parts).

Additionally, on October 21, 2013, Growth Partners used $360.0 million of proceeds received from CAC to purchase from subsidiaries of Caesars (i) the Planet Hollywood Resort and Casino Located in Las Vegas, Nevada (“Planet Hollywood”), (ii) Caesars’ joint venture interests in a casino to be developed by CBAC Gaming, LLC (the “Maryland Joint Venture”) in Baltimore, Maryland (the “Horseshoe Baltimore”) and (iii) a 50% interest in the management fee revenues for both of those properties (collectively, the “Purchase Transaction”, and these assets, the “Purchased Assets”). A subsidiary of Growth Partners assumed the $513.2 million of the outstanding secured term loan related to Planet Hollywood (the “PHW Loan”) in connection with the Purchase Transaction.

After the third anniversary of the closing of the Transactions, Caesars will have the right (the “Call Right”), which it may assign to any of its affiliates or to any transferee of all non-voting units of Growth Partners held by Caesars, to acquire all or a portion of the voting units of Growth Partners (or, at our option, shares of CAC’s Class A common stock) not otherwise owned by Caesars and/or its subsidiaries at such time. On the eighth year and six month anniversary of the closing of the Transactions (unless otherwise agreed by Caesars and CAC), if the board of directors of CAC has not previously exercised its liquidation right, Growth Partners shall, and the board of directors of CAC shall cause Growth Partners to, effect a liquidation.

Upon consummation of the Transactions on October 21, 2013, Caesars, through its subsidiaries, owns approximately 79% of the economic interests of Growth Partners and CAC owns approximately 21% of the economic interests of Growth Partners.

Transaction Agreement

In connection with the Transactions, on October 21, 2013, CAC and Growth Partners entered into a Transaction Agreement with Caesars and certain of its subsidiaries that governs the distribution of the rights, the contribution and purchase of certain assets by subsidiaries of Caesars and the ongoing rights and responsibilities among the parties. The Transaction Agreement provides for customary representations, warranties and indemnities and, among other things, provides for the:

•	distribution of the CAC subscription rights via dividend to the stockholders of record of Caesars;

•	contribution by CAC to Growth Partners of the proceeds in exchange for voting units of Growth Partners;

•	contribution by certain subsidiaries of Caesars of the Contributed Assets in exchange for non-voting units of Growth Partners (reflecting the closing date allocation true-up for the CEOC Notes), subject to certain closing conditions and adjustments for an earnout based on a component of CIE’s earnings in 2015;

•	issuance of non-voting units of Growth Partners to a subsidiary of Caesars if, within nine months after the closing of the Transactions, Growth Partners sells or agrees to sell all of its interests in CIE (or any material component part) to any third party other than Caesars at a sale price greater than the valuation of CIE (or any such material component part) at the time of contribution to Growth Partners;

•	purchase of the Purchased Assets by Growth Partners for fair value, subject to certain closing conditions and adjustments;

•	option, at the election of the Sponsors, to proceed with a closing in multiple stages (deferred closings will not be applicable);

•	agreement to enter into the CGP Management Services Agreement (as described below); and

•	the aggregate fair-market value, if any, of the subscription rights distributed by Caesars to be restored to Caesars in the form of CEOC Notes.

CGP Operating Agreement

In connection with the Transactions, on October 21, 2013 certain subsidiaries of Caesars entered into an amended and restated limited liability company agreement of Growth Partners (the “CGP Operating Agreement”), under which CAC was issued 52,990,608 voting units and such subsidiaries of Caesars were issued 199,508,897 non-voting units. CAC will manage and operate the business and affairs of Growth Partners as the managing member and sole holder of its voting units, and may request certain back-office and advisory services from CEOC under the CGP Management Services Agreement. Approval by the CAC board of directors will be required to approve certain significant corporate actions at Growth Partners, including, among other things, liquidation or dissolution; merger, consolidation or sale of all or substantially all of the assets; acquisitions or investments outside of the ordinary course of business; and material amendments to the CGP Operating Agreement.

All of the holders of units will be entitled to share equally in any distributions that CAC, as managing member, may declare from legally available sources, subject to the distribution waterfall in connection with a liquidation, a partial liquidation or sale of material assets (as described below under “—Liquidation Right”). All of the holders of units will also be entitled to receive quarterly cash tax distributions (other than in connection with a liquidation or certain partial liquidations). The Call Right held by certain subsidiaries of Caesars, the liquidation right held by CAC and the development of ongoing business opportunities are further described below.

The management, operation and power of Growth Partners is vested exclusively in CAC and independent of Caesars; provided, however, that the CGP Operating Agreement contains certain provisions requiring CAC to cause Growth Partners to interact with Caesars on an arm’s length basis.

Call Right

As set forth in CAC’s Certificate of Incorporation and the CGP Operating Agreement, after the third anniversary of the closing of the Transactions, Caesars and/or its subsidiaries will have the right, which it may assign to any of its affiliates or to any transferee of all non-voting units of Growth Partners held by Caesars and which only may be exercised under certain circumstances, to acquire all or a portion of the voting units of Growth Partners, or at the election of CAC and subject to the approval of CAC’s stockholders, the shares of CAC’s Class A common stock, not otherwise owned by Caesars and/or its subsidiaries at such time. The purchase consideration may be, at Caesars’ option, cash or shares of Caesars’ common stock valued at market value, net of customary market discount and expenses, provided that the cash portion will not exceed 50% of the total consideration in any exercise of the Call Right. The purchase price will be the fair market value of the voting units of Growth Partners (or shares of CAC’s Class A common stock) at such time based on an independent appraisal, subject to (i) a minimum purchase price equal to the capital contribution in respect of such units plus a 10.5% per annum return on such capital contribution, or (ii) a maximum purchase price equal to the capital contribution in respect of such units plus a 25% per annum return on such capital contribution, in either case, taking into account prior distributions (other than tax distributions) with respect to such units.

The Call Right may be exercisable in part by Caesars (up to three times), but until the Call Right is exercised in full, any voting units of Growth Partners (or shares of CAC’s Class A common stock) acquired by Caesars will be converted into non-voting units (or non-voting shares of CAC’s Class B common stock). Additionally, the Call Right may only be exercised by Caesars and/or its subsidiaries if, at the time of such exercise, certain conditions are satisfied including that Caesars has a minimum liquidity of $1.0 billion and a maximum net debt leverage ratio of 9.00 to 1.00. The Call Right is transferable to a transferee that also receives a transfer of all the non-voting units of Growth Partners, and exercisable by the transferee upon the same terms and conditions (including same consideration in the form of Caesars stock) as apply to Caesars and its subsidiaries.

Liquidation Right

Following October 21, 2018 and until April 21, 2022, the CAC board of directors will have the right to cause a liquidation of Growth Partners, including the sale or winding up of Growth Partners, or other monetization of all of its assets and the distribution of the proceeds remaining after satisfaction of all liabilities of Growth Partners to the holders of Growth Partners’ units according to the waterfall described below. On April 21, 2022 (unless otherwise agreed by Caesars and CAC), if the CAC board of directors has not previously exercised its liquidation right, Growth Partners shall, and the CAC board of directors shall cause Growth Partners to, effect a liquidation.

Upon a liquidation, partial liquidation or sale of material assets, all net cash and other assets not monetizable of Growth Partners shall, subject to applicable gaming regulatory laws, be distributed as follows: (i) first, to all units held by CAC until amounts distributed equal a return of CAC’s capital contribution (subject to certain adjustments) plus a 10.5% per annum of return on such capital contribution (such return to begin accruing on the proceeds in excess of the purchase price of Planet Hollywood, Horseshoe Baltimore and 50% of the related management fees only upon the investment of such excess proceeds by Growth Partners); (ii) second, to all units held by Caesars and/or its subsidiaries until Caesars catches up (on a per unit basis) to its respective amount distributed in provision (i) (including the 10.5% per annum of return on the capital contribution) and Caesars receives such adjustments described above and (iii) third, to all holders of units pro rata.

The structure pursuant to which Growth Partners will effect a liquidating distribution, sale of Growth Partners or other similar transaction that provides liquidity to the holders of Growth Partners’ units as described above will be determined by a special-purpose Liquidation Committee that will include representatives from Caesars and CAC. In connection with any liquidation of Growth Partners, CAC will have an approval right over any sale or other monetization of assets of Growth Partners that would not exceed the greater of (x) the book value of Growth Partners and (y) the value of Growth Partners as determined by an appraiser selected by CAC.

Business Opportunities

When CAC considers new investment and acquisition opportunities, CAC will have to submit them to Caesars, except for any expansion, add-on or additional investment in respect of any existing gaming property of Growth Partners or its subsidiaries, or with respect to CIE, any potential future investment or acquisition by CIE. A committee of the board of directors of Caesars comprised of disinterested directors will make the determination on behalf of Caesars to (1) exercise its right of first offer to pursue any potential project itself or (2) decline the project for itself, after which Growth Partners may elect or decline to pursue the project. When Caesars considers new investment and acquisition opportunities, Caesars will have the option to (1) pursue any potential project itself or (2) decline the project for itself, after which Growth Partners may elect or decline to pursue the project. In the event Caesars declines an opportunity and Growth Partners undertakes the opportunity, if Caesars manages the project, Growth Partners will retain a 50% financial stake in the management fee to be received by Caesars, unless otherwise agreed, and Growth Partners will acquire 100% of the new equity in such opportunity. In the event Growth Partners plans to sell any of its assets to third parties, Caesars will have the first right to make an offer to purchase such assets.

CGP Management Services Agreement

In connection with the Transactions, on October 21, 2013, CAC and Growth Partners entered into a Management Services Agreement with CEOC pursuant to which CEOC and its subsidiaries will provide certain services to CAC, Growth Partners and their subsidiaries (the “CGP Management Services Agreement”), allowing CAC, Growth Partners and their subsidiaries to leverage Caesars’ infrastructure. At the request of CAC, CEOC may also provide certain business advisory services, including identifying and analyzing opportunistic investments and developing and implementing corporate and business strategies. While CEOC will provide recommendations in its role as service provider, its primary role under the CGP Management Services Agreement is to provide administrative and operational services as requested by CAC’s board of directors and executive officers. CAC holds all of the voting and decision-making power to authorize and implement strategies and operational direction at Growth Partners.

The agreement, among other things:

•	contemplates that CEOC and its subsidiaries shall provide certain corporate services and back-office support, which shall include, but not be limited to: (1) maintaining books and records in accordance with GAAP; (2) preparing financial statements in accordance with GAAP; (3) preparing operating and capital budgets (including budgets in support of the services fees required to be paid) which shall be approved by CAC; (4) establishing bank accounts, if necessary, and providing treasury and cash management functions; (5) arranging for letters of credit, as needed; (6) paying certain outstanding accounts payable, payroll and other expenses on a fully reimbursable basis; (7) preparing and filing all regulatory filings, including SEC filings and those filings required by any gaming control board or regulatory authority governing gaming; (8) providing access to certain trademarks for use in entity names; (9) providing access to certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems; (10) providing access to lobbying services; and (11) providing certain centralized services including information technology services, information systems, website management, vendor relationship management, real estate, strategic sourcing, design and construction, regulatory compliance functions, finance and accounting, consolidated finance operations, risk management, internal audit, tax, record keeping and subsidiary management, treasury functions, regulatory compliance, human resources, compensation, benefits, marketing and public relations, legal, payroll, accounts payable, security and surveillance, government relations, communications and data access;

•	contemplates that CEOC and its subsidiaries shall provide certain advisory and business management services, which shall include, but not be limited to, assistance in: (1) developing and implementing corporate and business strategy and planning; (2) identifying, analyzing, preparing for, negotiating, structuring and executing acquisitions, joint ventures, development activities, divestitures, investments and/or other opportunistic uses of capital; (3) legal and accounting consultancy services; (4) design and construction consultancy services and (5) analyzing and executing financing activities;

•	allows the parties to modify the terms and conditions of the performance of any of the services and to request additional services from time to time; and

•	provides for payment of a service fee, which will be equal to the sum of the allocated costs and actual out-of-pocket expenses for services provided plus a 10% profit margin for the provisions of such services, by CAC and/or Growth Partners in exchange for the provision of services.

Registration Rights Agreements

In connection with the Transactions, on October 21, 2013, CAC, Growth Partners, certain subsidiaries of Caesars as holders of Growth Partner’s non-voting units convertible into CAC’s Class B common stock, and the Sponsors and their co-investors entered into a registration rights agreement (the “Registration Rights Agreement”) that governs the terms of the demand and shelf registration rights for CAC’s Class B common stock and CAC’s Class A common stock described below. The CGP Operating Agreement provides that on and after October 21, 2018, the non-voting units of Growth Partners will be exchangeable into non-voting shares of CAC’s Class B common stock with equivalent terms to the non-voting units of Growth Partners and with the addition of rights to have all such Class B common stock registered under the Securities Act of 1933, as amended (the

“Securities Act”), pursuant to demand and shelf registration rights. In addition, to the extent that CAC’s Class A common stock held by the Sponsors and their co-investors is deemed control and/or restricted securities, the Sponsors and their co-investors will also have the right to have all of their Class A common stock registered under the Securities Act, pursuant to demand and shelf registration rights with respect to such Class A common stock.

In connection with the Transactions, on October 21, 2013, Caesars and CAC entered into a registration rights agreement (the “Resale Registration Rights Agreement”) in substantially the same terms as the Registration Rights Agreement that grants demand and shelf registration rights to CAC in the event that CAC receives Caesars’ publicly traded stock as compensation upon exercise of the Call Right and such stock is deemed control and/or restricted securities.

Omnibus Voting Agreement

In connection with the Transactions, on October 21, 2013 Hamlet Holdings LLC, affiliates of the Sponsors and their co-investors, CAC and Caesars entered into a voting rights agreement (the “Omnibus Voting Agreement”) pursuant to which, in the event that any meeting of the stockholders of either Caesars or CAC is called to seek approval for any action in connection with the Call Right, such parties agree to appear at any such meeting and otherwise cause the shares under its beneficial ownership to be voted in favor of granting any such approval required or necessary for consummation of the Call Right (other than the election to require Caesars to acquire CAC’s Class A common stock in lieu of voting units of Growth Partners) and pursuant to which some of the parties provide for certain rights and obligations of such parties with respect to their ownership of the CAC Class A common shares.

The foregoing summary is qualified in its entirety by reference to the Transaction Agreement, the CGP Operating Agreement, the CGP Management Services Agreement, the Registration Rights Agreement, the Resale Registration Rights Agreement and the Omnibus Voting Agreement, attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Transaction Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC, Caesars Entertainment Corporation, HIE Holdings, Inc., Harrah’s BC, Inc., PHW Las Vegas, LLC, PHW Manager, LLC, Caesars Baltimore Acquisition Company, LLC and Caesars Baltimore Management Company, LLC.

10.2	Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October 21, 2013.

10.3	Management Services Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC and Caesars Entertainment Operating Company, Inc.

10.4	Registration Rights Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC and certain subsidiaries of Caesars Entertainment Corporation.

10.5	Registration Rights Agreement, dated as of October 21, 2013, between Caesars Entertainment Corporation and Caesars Acquisition Company.

10.6	Omnibus Voting Agreement, dated as of October 21, 2013, among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC, Caesars Entertainment Corporation and Caesars Acquisition Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: October 24, 2013	By:	/s/ CRAIG ABRAHAMS
Craig Abrahams
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Transaction Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC, Caesars Entertainment Corporation, HIE Holdings, Inc., Harrah’s BC, Inc., PHW Las Vegas, LLC, PHW Manager, LLC, Caesars Baltimore Acquisition Company, LLC and Caesars Baltimore Management Company, LLC.

10.2	Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October 21, 2013.

10.3	Management Services Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC and Caesars Entertainment Operating Company, Inc.

10.4	Registration Rights Agreement, dated as of October 21, 2013, among Caesars Acquisition Company, Caesars Growth Partners, LLC and certain subsidiaries of Caesars Entertainment Corporation.

10.5	Registration Rights Agreement, dated as of October 21, 2013, between Caesars Entertainment Corporation and Caesars Acquisition Company.

10.6	Omnibus Voting Agreement, dated as of October 21, 2013, among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC, Caesars Entertainment Corporation and Caesars Acquisition Company.